Exhibit 99.1

BARNWELL INDUSTRIES, INC.	PRESS
RELEASE 1100 Alakea Street, Suite 500 Honolulu, Hawaii 96813 Telephone (808) 531-8400 Fax (808) 531-7181 Website: www.brninc.com

CONTACT:	Alexander C. Kinzler
Chief Executive Officer and President
Russell M. Gifford
Executive Vice President and Chief Financial Officer
Tel: (808) 531-8400
Barnwell Industries, Inc. Announces Planned CEO Succession
CEO Alexander Kinzler to Transition CEO Leadership to Barnwell of Canada
President and COO Craig Hopkins
Transition Aligned with Company’s New Focused Business Strategy

HONOLULU, HAWAII, February 20, 2024 -- Barnwell Industries, Inc. (NYSE American: BRN) (“Barnwell” or the “Company”) is pleased to announce the CEO and President positions will transition from Alexander Kinzler to Craig Hopkins effective April 1, 2024. Mr. Kinzler has served as CEO of Barnwell since December 2016, having previously served in various senior leadership positions at the Company since December 1997, and having worked at the Company since 1984. Mr. Hopkins joined Barnwell affiliate Octavian Oil Ltd. (“Octavian”) in February 2017, and Barnwell of Canada (“BOC”) in July 2020, and currently serves as the President of Octavian and as BOC’s President and Chief Operating Officer. Mr. Kinzler will support the leadership transition and will continue to contribute to Barnwell’s success as  General Counsel and Corporate Secretary. On April 1, 2024, Mr. Kinzler also will become Executive Chairman of the Company’s Board of Directors. Mr. Kinzler currently owns 939,500 shares of Barnwell’s common stock, representing approximately 9.2% of the Company’s outstanding shares. Relatives of Mr. Kinzler’s own approximately 4% of the Company’s outstanding shares.
An engineer with close to 30 years of experience in project management, reservoir evaluation, infrastructure development, and energy production and operations, Mr. Hopkins is a proven leader with extensive energy company experience. Prior to joining Octavian and BOC, he held senior roles at energy companies of various sizes including Talisman Energy, Aspect Energy, Atlas Energy, and Crestar Energy. He started his career as a field production engineer with Canadian Occidental Petroleum.
“With our stated plan to streamline our operations and sharpen our focus on our natural gas and oil assets, now is the right time to elevate Craig into the CEO role,” said Mr. Kinzler. “I fully support and welcome Craig as my successor. He has proven his capabilities at strong leadership and operational execution, and he has the right skill set and leadership qualities to implement the Company’s next phase of growth. It has been a privilege to lead Barnwell and be a part of our success over the last several decades.”

As Executive Chairman of the Company’s Board of Directors, General Counsel and Corporate Secretary, Mr. Kinzler will work closely with Mr. Hopkins to drive the Company’s growth by leveraging his longstanding knowledge of the Company’s operations, extensive experience in SEC reporting and other regulatory matters, and familiarity with Barnwell’s customers, shareholders, and other stakeholders. The current Chairman of the Board of Directors, Kenneth Grossman, will transition to the role of Vice Chairman.
“I’m enthusiastic about Barnwell’s future prospects and am eager to get started as CEO,” said Mr. Hopkins. “I believe that the foundation of our energy platform is strong, and, under the strategic direction of our newly reconstituted Board of Directors, I look forward to streamlining our business and focusing our resources on the highest return on invested capital opportunities.”
Added Mr. Hopkins, “In his 22 years leading and guiding the Company, including over seven years as CEO, Alex Kinzler has seen us through many volatile swings in the energy cycle, including through the depths of the Covid-19 pandemic. Alex was also instrumental in the Company’s tremendous success in its Hawaiian Land Investment Segment, where he will continue to play a key role. I have worked closely with Alex since joining the Company and am grateful for his support and guidance. On behalf of Barnwell’s employees and Board, I thank him for his contributions, commitment, and service as our CEO.”
Forward-Looking Statements
The information contained in this press release contains “forward-looking statements,” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. A forward-looking statement is one which is based on current expectations of future events or conditions and does not relate to historical or current facts. These statements include various estimates, forecasts, projections of Barnwell’s future performance, statements of Barnwell’s plans and objectives, and other similar statements. Forward-looking statements include phrases such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “predicts,” “estimates,” “assumes,” “projects,” “may,” “will,” “will be,” “should,” or similar expressions. Although Barnwell believes that its current expectations are based on reasonable assumptions, it cannot assure that the expectations contained in such forward-looking statements will be achieved. Forward-looking statements involve risks, uncertainties and assumptions which could cause actual results to differ materially from those contained in such statements. The risks, uncertainties and other factors that might cause actual results to differ materially from Barnwell’s expectations are set forth in the “Forward-Looking Statements,” “Risk Factors” and other sections of Barnwell’s annual report on Form 10-K for the last fiscal year and Barnwell’s other filings with the SEC. Investors should not place undue reliance on the forward-looking statements contained in this press release, as they speak only as of the date of this press release, and Barnwell expressly disclaims any obligation or undertaking to publicly release any updates or revisions to any forward-looking statements contained herein.